Exhibit (c)(2)

BAT-008
[Strictly CONFIDENTIAL – Not For Circulation]
Financial Valuation and Operational Key Messages
October 2016
WIP - Draft

[Strictly CONFIDENTIAL – Not For Circulation]

Strategic rationale of the combination

Placeholder metrics

1 Creates the largest and most profitable tobacco company globally

- c.755bn SE and 24% global market share (ex China)[1]
- Over £24bn in revenue and £10bn of EBITDA expected in 2016E
- One of the largest consumer goods companies globally and largest in the FTSE100

2 Diversified revenues across the most attractive developed and emerging markets

- c. 40% of PF revenues from attractive US market the global number 1 profit pool with positive growth dynamics
- Balanced with ~30% from long-term growing EM[2]
- Overall enhanced end market growth exposure

3 Enhanced global tobacco brand position

- Unification of Pall Mall globally
- Newport to become a global drive brand providing new market access for the USA's #2 brand
- Increases GDB volume by 35bn stick s

4 NGP opportunity transformed with combined R&D and brand portfolio

- Addition of leading U.S. brand portfolio with Blackbird technology can expand US product portfolio
- Improved R&D and elimination of duplication

5 Significantly enhanced financial profile across all key metrics

- Attractive cost synergies excluding revenue opportunities
- Operating margins enhanced by +~5% and +0.3% margin growth
- Growth enhancing to both operating profit and EPS
- Group cash flow de-risked through lower exposure to associate dividends and reduced transactional FX from increased $ revenues

Pro-forma 2016E EBIT[3]


$12,467
$11,001
$5,599
$4,548
Blackbird + Raven
Puffin
Jay
Ibis

Pro-forma Geographic EBIT Split[4]


13.2%
14.6%
11.8%
13.5%
46.9% U.S.
Asia-Pacific
Americas
Western Europe
EEMEA

EBITDA Margin Expansion / FCF per share


39.8%
45.0%
£6,532
£12,238
+14%
£2.24
£2.56
2018E Standalone
2018E PF
2018E Standalone
2018E PF

Source: FactSet; Market data as of 4 October 2016 (Blackbird share price of £50.42, Red share price of $46.80), assumes spot exchange rate USD:GBP of 1.28.
2015A pro forma, 2015 total market volume from Euromonitor. (2) Based on analyst estimated Blackbird EM revenue split of ~50% in 2014. (3) Blackbird + Raven is calculated by adding manual consensus EBIT for both Raven and Blackbird. Blackbird converted to USD at M&A model 2016 FX of 1.24. Jay and Ibis are consensus 2016E EBIT from FactSet. (4) Geographic split based on EBIT segment disclosure in Blackbird's 2015 10K. Segment split applied to manual consensus EBIT for Blackbird, with the addition of Raven's EBIT assumed to be 100% U.S. domiciled.

1

BAT-010
[Strictly CONFIDENTIAL – Not For Circulation]
Illustrative Analysis at Various Prices
Nil Premium
Merger Acquisition with $23bn Cash Consid.
$23bn BB 10.0% Prem. 15.0% Prem. 20.0% Prem. 25.0% Prem. 30% Prem. 35% Prem. 40% Prem.
Current Share price $46.64 $46.64 $46.64 $46.64 $46.64 $46.64 $46.64 $46.64
Offer price $46.64 $51.30 $53.64 $55.97 $58.30 $60.63 $62.96 $65.30
Value Impl. MV of 58% ($bn) 38.7 42.5 44.5 46.4 48.3 50.3 52.2 54.1
Cash Consid. ($bn)(1) – 22.5 22.5 22.5 22.5 22.5 22.5 22.5
Equity Consid. ($bn) 38.7 20.0 22.0 23.9 25.8 27.8 29.7 31.6
Current Spot ($46.64) —% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0%
1m VWAP ($47.60) (2.0%) 7.8% 12.7% 17.6% 22.5% 27.4% 32.3% 37.2%
Premia
3m VWAP ($49.59) (6.0%) 3.4% 8.2% 12.9% 17.6% 22.3% 27.0% 31.7%
52-wk high ($54.48) (14.4%) (5.8%) (1.5%) 2.7% 7.0% 11.3% 15.6% 19.9%
2016E EV/EBITDA 13.4x 14.5x 15.0x 15.6x 16.2x 16.7x 17.3x 17.8x
Mult.
2017E EV/EBITDA 12.1x 13.1x 13.6x 14.1x 14.6x 15.1x 15.6x 16.1x
Y3 ROIC 6.2% 5.7% 5.5% 5.3% 5.1% 5.0% 4.8% 4.6%
ROIC
Y5 ROIC 6.8% 6.3% 6.0% 5.8% 5.6% 5.4% 5.2% 5.1%
Y1 EPS 0.4% 4.2% 3.4% 2.6% 1.9% 1.2% 0.5% (0.2%)
EPS Acc./Dil.
Y3 EPS 10.7% 11.1% 9.5% 8.0% 6.5% 5.0% 3.4% 2.0% (2)
Jun. 17E PF (with RR Syn.) 2.3x 3.8x 3.8x 3.8x 3.8x 3.8x 3.8x 3.8x
YE’17E 2.1x 3.7x 3.7x 3.7x 3.7x 3.7x 3.7x 3.7x
Net Debt / EBITDA YE’18E 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x 3.3x
YE’19E 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x 3.0x
NPV Value creation 27.7 (4) 12.7 10.4 8.3 6.1 4.0 2.0 0.1
Blackbird Val.
Creation ($bn) (3)
Synergy Net of Prem. 4.7 2.1 0.4 (1.2) (2.7) (4.3) (5.7) (7.2)
Source: FactSet; Market data as of 7 October 2016 (Blackbird share price of £48.74, Raven share price of $46.64), assumes spot exchange rate USD:GBP of 1.24
(1) Transaction fees assumed to be financed.
(2) June 2017E net leverage shown PF and includes assumed run rate illustrative synergies. 2 (3) Synergy NPV net of premium paid (adjusted for PF ownership) and net of fees.
(4) Buyback adjusted

BAT-011
[Strictly CONFIDENTIAL – Not For Circulation]
Illustrative Impact on Blackbird operating & financial performance
Nil Prem. Merger $23bn BB
Blackbird Standalone
$23bn Cash-in-Offer (no buyback)
10% Prem. 15% Prem. 20% Prem. 25% Prem. 30% Prem. 35% Prem. 40% Prem.
OCF FY18 91.0% 94.7% 94.7% 94.7% 94.7% 94.7% 94.7% 94.7% 94.7%
Convers.(1) FY19 91.6% 95.5% 95.5% 95.5% 95.5% 95.5% 95.5% 95.5% 95.5%
FCF/Share FY18 14.9% 19.1% 17.3% 15.7% 14.0% 12.5% 10.9% 9.4%
Accretion FY19 21.9% 22.4% 20.6% 18.9% 17.2% 15.6% 13.9% 12.4%
CGO 15A-20E CAGR(2) 8.3% 7.3% 7.2% 7.2% 7.2% 7.2% 7.2% 7.1% 7.1%
Fixed Charge FY18 1.19x 1.29x 1.27x 1.27x 1.27x 1.26x 1.26x 1.25x 1.25x
Cover(3) FY19 1.22x 1.31x 1.29x 1.29x 1.29x 1.29x 1.29x 1.29x 1.29x
Payout FY18 65.0% 65.0% 65.0% 65.0% 65.0% 65.0% 65.0% 65.0% 65.0%
Ratio(4) FY19 65.0% 65.0% 65.0% 65.0% 65.0% 65.0% 65.0% 65.0% 65.0%
Dividend FY18 122.5% 137.2% 137.4% 136.8% 136.2% 135.5% 134.9% 134.3% 133.7%
Coverage(5) FY19 124.7% 141.6% 138.4% 138.4% 138.3% 138.3% 138.3% 138.2% 138.2%
Source: FactSet; Market data as of 7 October 2016 (Blackbird share price of £48.74, Raven share price of $46.64), assumes spot exchange rate USD:GBP of 1.24
(1) OCF (Operating cash flow per Blue internal definition) divided by EBITA; OCF: Adj. Op. Profit + D&A and Impairment +/- Change in Net Working Capital +/- Other non cash items in operating profit – Capex + Proceeds from Sale of Fixed Assets
(2) CGO (Cash generated from operations per Blue internal definition) – excludes impact of Blue HMRC tax refund in 2015; CGO: OCF - Pension Funds - Shortfall Funding - Net Interest Paid - Tax Paid + Tax and interest refunds - Dividends to non-controlling interests.
(3) Fixed charge cover defined as FCF before fixed expenses (excluding interest and pension costs) / fixed expenses (net interest, pension costs and dividends).
(4) PF dividend minimum growth of 4%, at least 65% payout ratio
(5) Defined as FCF pre-dividends / total cash dividend payment.

BAT-012
[Strictly CONFIDENTIAL – Not For Circulation]
Trading Evolution Over Time
24.0x
WhiteWave DANONE 23.4x
22.0x
20.0x
Wrigley Mars
18.5x
SAB Miller ABInBev
18.6x
18.0x
Asia Pacific Breweries Limited HEINEKEN
16.7x
Kraft Heinz
15.3x
16.0x
Souza Cruz British American Tobacco
15.8x
NTM EV/ EBITDA
Cadberry Kraft
15.1x
Foster’s SAB MILLER
14.5x
Modelo Especial ABInBev
15.8x
14.0x 14.0x
Altadis Imperial Tobacco
14.2x
CONWOOD RAI Reynolds American
13.6x
GALLAHER GROUP Plc JTi
12.8x
Lorillard RAI
13.1x
Scottish Newcastle HEINEKEN Carlsberg
13.7x
ABInBev InBev
12.4x
UST Altria
12.0x 12.4x
12.0x
10.0x
Rothmans BENSON & HEDGES
10.0x
8.0x
RAI Reynolds American (brands) Imperial Tobacco
6.9x
8.6x (a)
6.0x
4.0x
Dec-05 Aug-06 Apr-07 Nov-07 Jul-08 Feb-09 Oct-09 May-10 Jan-11 Sep-11 Apr-12 Dec-12 Jul-13 Mar-14 Oct-14 Jun-15 Jan-16 Sep-16
Tobacco peers FMCG peers
Source: Factset as of 06-Oct-16, Company information
Average NTM EV/EBITDA across tobacco peers incl. British American Tobacco (adj. for minorities), Imperial, Philip Morris, Japan Tobacco, Reynolds American and Altria (adj. for minorities)
across FMCG peers incl. Diageo, SABMiller, Unilever, ABF, Reckitt, Tate, L’Oreal, Carlsberg, Kerry, Pernod Ricard, Remy, AB InBev, Svenska, Henkel, Beiersdorf, Orkla, Danone, Heineken, Nestle 4
(a) 28-Mar-08 Altria’s spin-off of Philip Morris completed

BAT-013
[Strictly CONFIDENTIAL – Not For Circulation]
Comparison of Illustrative Approaches for Value Creation to Blackbird
NPV Approach Synergy vs. Premium
Blackbird Equity NPV
Raven Equity NPV (58%)
Synergies(1)
PF Value Available
Cash Paid to Raven S.H.
PF Equity NPV
PF Equity Value to Blackbird
PF Equity Value to Blackbird
Synergies(1)
Premium Paid
Implied Value Loss
Illustrative Revenue Synergies
a
b Value Creation to Blackbird Shareholders
Raven PF Ownership
Value Received by Raven Shareholders
Blackbird PF Ownership (Value Received by Blackbird Shareholders)
1 2 3 4 5 6
Blackbird Raven PF Value Received by Blackbird Shareholders PF Value Received by Raven Shareholders Synergies
Note: Illustrative values.
(1) NPV of synergies net of transaction fees.

BAT-014
[Strictly CONFIDENTIAL – Not For Circulation]
Raven Valuation Arguments
1 The illustrative offer ranges imply the highest multiple paid in developed market tobacco and a premium to Raven – Lapwing
2 Multiples consistent with those paid for large-cap global consumer companies many of which had larger synergy pots for the acquirer
3 Price at a premium to Ravens’ all time NTM P/E
4 Unaffected premia in-line with typical U.S. market practice…
5 … Which is also true for 52-week high premia
6 Blackbird’s offer would deliver full value to Raven shareholders for the upside delivered from the Lapwing acquisition (+47% EPS) and strong P/E with an annualised TSR of 38%-50% at illustrative range of 10%-40% offer premia p.a. over the period
7 Raven shareholders would nearly double their total shareholder return over next three years versus Raven stand-alone
8 The equity portion of the offer would deliver Raven shareholders an enhanced look through premium given upside in combined entity

BAT-015
[Strictly CONFIDENTIAL – Not For Circulation]
Precedent Tobacco Multiples
19.1x LTM EBITDA 15.5x
Raven metrics based on illustrative 10%-40% premia range
16.7x LTM EBITDA at June 17 13.6x
15.8x
Americas Global
14.2x 14.1x 75th
13.9x 13.6x
percentile: 13.9x
13.1x 12.8x 12.7x
Median: 12.8x
12.0x 25th percentile: 11.8x 11.8x
EV/ LTM EBITDA
10.0x 8.6x 6.8x
Target SOUZA CRUZ Altadis RAI Reynolds American SAMPOERNA CONWOOD Lorillard GALLAHER GROUP Plc REEMTSMA UST ETI Rothmans BENSON & HEDGES Commonwealth BRANDS INC Rothmans
Acq. BRITISH AMERICAN TOBACCO Imperial Tobacco JTi PHILIP MORRIS RAI Reynolds American RAI Reynolds American JTi Imperial Tobacco Altria BRITISH AMERICAN TOBACCO PHILIP MORRIS IMPERIAL TOBACCO BRISTISH AMERICAN TOBACCO
Date Feb-15 Jul-07 Mar-99 Mar-05 Apr-06 Jul-14 Dec-06 Mar-02 Sep-08 Jul-03 Jul-08 Feb-07 Jan-99
EV ($bn) 10.9 21.5 8.0 5.2 3.5 27.4 19.0 5.1 11.7 2.5 3.3 1.5 9.8
Source: FactSet and Company Filings.
Note: Implied multiples based on: Blackbird current share price of £48.74, Raven current share price of $46.64. Enterprise value based on market value at illustrative premium (calculated using outstanding basic shares of 1,425.8m and 4.4m RSUs as of June 2016), cash and cash equivalents of $1.9bn, debt of $13.7bn and post-tax pension liability of $1.2bn as of June 2016. Blackbird / Raven multiples based on consensus LTM EBITDA.

BAT-016
[Strictly CONFIDENTIAL - Not For Circulation]
Precedent FMCG Multiples
Raven metrics based on illustrative 10%-40% premia range
19.1x LTM EBITDA 15.5x
16.7x LTM EBITDA at June 17 13.6x
23.4x 18.6x 18.6x 18.5x 17.1x 16.4x 15.8x 14.1x 13.5x 13.4x 12.4x
Americas Global
75th percentile:
18.6x Median: 16.4x
25th percentile: 11.8x
EV / LTM EBITDA
Target WhiteWave WRIGLEY SAB MILLER Gillette ASIA PACIFIC BREWERIES LIMITED CERVEZA Modelo Especial Kraft FOSTER’S Scottish & Newcastle HEINEKEN Cadbury ABInBev
Acq. DANONE MARS incorporated ABInBev P&G HEINEKEN ABInBev Heinz SAB MILLER Carlsberg Kraft !nBEV
Date Jul-16 Apr-08 Sep-15 Jan-05 Jul-12 Jun-12 Mar-15 Jun-11 Oct-07 Sep-09 Jun-08
EV ($bn) 12.5 23.2 120.4 57.8 10.9 39.6 58.3 12.5 19.8 22.3 49.8
Source: FactSet and Company Filings.
Note: Implied multiples based on: Blackbird current share price of £48.74, Raven current share price of $46.64. Enterprise value based on market value at illustrative premium (calculated using outstanding basic shares of 1,425.8m and 4.4m RSUs as of June 2016), cash and cash equivalents of $1.9bn, debt of $13.7bn and post-tax pension liability of $1.2bn as of June 2016. Blackbird / Raven multiples based on consensus LTM EBITDA.

BAT-017
[Strictly CONFIDENTIAL - Not For Circulation]
Unaffected Premia
Select Tobacco & North American FMCG Premia
Precedent U.S. M&A Premia - Percentiles Overview(1)
FMCG Americas Tobacco 50.0% 43.8% 38.4% 36.6% 29.8% 27.3% 25.7% 23.5% 19.7%
90th 80th 70th 60th 50th 40th 30th 20th 10th
40.4% 33.1% 32.1% 28.6% 28.1% 26.9% 20.5% 19.8% 18.6% 17.6% 16.4% 14.6%
Target Lorillard ABInBev Altadis UST WRIGLEY Kraft SOUZA CRUZ SAMPOERNA WhiteWave Gillette GALLAHER Group Plc Rothmans BENSON & HEDGES
Acquirer RAI !nBEV Imperial Tobacco Altria MARS incorporated Heinz BRITISH AMERICAN TOBACCO PHILIP MORRIS DANONE P&G JTI PHILIP MORRIS
Date Jul-14 Jun-08 Jul-07 Sep-08 Apr-08 Mar-15 Feb-15 Mar-05 Jul-16 Jan-05 Dec-06 Jul-08
EV ($bn) 27.4 49.8 21.5 11.7 23.2 58.3 10.9 5.2 12.5 57.8 19.0 3.3
Source: Company Filings.
(1) +$10bn completed or pending M&A transactions since 2011 where the target is located in the U.S. Excludes all equity deals, auction deals and REIT and oil and gas transactions. Based on 47 deals.

BAT-018
[Strictly CONFIDENTIAL - Not For Circulation]
52 Weeks High Premia
Select Tobacco & North American FMCG Premia
FMCG Americas Tobacco
Precedent U.S. M&A Premia - Percentiles Overview(1)
33.7%
28.3%
22.6%
19.4%
17.1%
10.5% 5.8%
1.2%
(11.2%)
90th 80th 70th 60th 50th 40th 30th 20th 10th
29.3%
26.8%
19.3% 19.1%
17.5% 16.8%
16.1% 15.7% 15.6%
14.9%
8.1%
7.1%
Target Lorillard ABInBev Altadis SAMPOERNA Gillette UST SOUZA CRUZ WRIGLEY GALLAHER GROUP Plc Kraft Rothmans BENSON & HEDGES WhiteWave
Acquirer RAI !nBEV Imperial Tobacco PHILIP MORRIS P&G Altria BRITISH AMERICAN TOBACCO MARS incorporated JTI Heinz PHILIP MORRIS DANONE
Date Jul-14 Jun-08 Jul-07 Mar-05 Jan-05 Sep-08 Feb-15 Apr-08 Dec-06 Mar-15 Jul-08 Jul-16
EV ($bn) 27.4 49.8 21.5 5.2 57.8 11.7 10.9 23.2 19.0 58.3 3.3 12.5
Source: Company Filings.
(1) +$10bn completed or pending M&A transactions since 2011 where the target is located in the U.S. Excludes all equity deals, auction deals and REIT and oil and gas transactions. Based on 47 deals.

BAT-019
[Strictly CONFIDENTIAL - Not For Circulation]
Raven Total Shareholder Return since Oak
Implied annualised TSR to Red SH at various offer premia
+33% Annualised Raven Shareholder Return
(116% total unadjusted return)
III. Premium Ann. TSR
10.0% 37.7%
15.0% 39.9%
20.0% 42.0%
25.0% 44.0%
30.0% 46.0%
35.0% 47.9%
40.0% 49.8%
$23.48 +$23.16 $46.64 +$4.03 $50.67
Raven Share Price Pre-Lapwing (1)
to Current
Current Raven
Raven Cumulative Dividends since Oak
Total value to Raven SHs since Oak
NTM EPS $1.74 $0.81 $2.55
NTM P/E 13.5x 4.8x 18.3x
Source: FactSet; Market data as of 7 October 2016 (Blackbird share price of £48.74, Red share price of $46.64), assumes spot exchange rate USD:GBP of 1.24. Assumes transaction closing on 30-June-2017 (Y1 only includes H2 contribution from Raven). (1) Based on Oak unaffected date of 3 February 2014 (prior to market speculation); Adjusted for 2/1 Raven share split in September 2015. (2) Based on dividends per share paid since Oak unaffected date through October 2016.

BAT-020
[Strictly CONFIDENTIAL - Not For Circulation]
Illustrative Look Through Premium to Raven Shareholders
Look-through Premium
% Cons.
Equity 47.1% 28.9%
Cash 52.9% 10.0%
Blended Premium 18.9%
III. Offer Premium Look-through Premium
10.0% 19%
15.0% 24%
20.0% 29%
25.0% 33%
30.0% 38%
35.0% 42%
40.0% 46%
$46.64
$21.96
(47% Equity Cons.)
$24.68
(53% Cash Cons.)
$24.68
+$2.47 / +10.0%
+$21.96
+$6.32 /
+28.8%
+$0.03 /
+0.1%
+18.9%
18.3x 18.3x
Raven NTM multiple
Weighted NTM multiple
Current Raven Share Price
Cosideration breakdown to Current Raven
Portion of Raven current rec. cash
10.0% Premium in Cash Cons.
Portion of Raven current SP rec. Equity(1)
Uplift from 10% premium, equity upside and Illus. Synergies
Movement to Weighted Multiple (at close)
Expected Value Uplift
Source: FactSet; Market data as of 7 October 2016 (Blackbird share price of £48.74, Red share price of $46.64), assumes spot exchange rate USD:GBP of 1.24. P/E based on model EPS. (1) Using P/E based on current share price and NTM EPS.